Exhibit 5.2

Telephone: 1-212-558-4000 Facsimile: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, New York 10004-2498 los angeles • Palo Alto • washington, D.C. Brussels • Frankfurt • london • paris Beijing • Hong Kong • Tokyo Melbourne • Sydney

October 27, 2022

Creative Media & Community Trust Corporation,

     17950 Preston Road, Suite 600,
          Dallas, Texas 75252.

Ladies and Gentlemen:

We are acting as counsel to Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers debt securities of the Company (the “Debt Securities”), common stock, par value $0.001 per share, of the Company (the “Common Stock”), preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), depositary shares representing the Preferred Stock (the “Depositary Shares”), warrants to purchase the Debt Securities, Common Stock, Preferred Stock, or other securities described herein (the “Warrants”), rights to purchase the Common Stock, Preferred Stock or other securities described herein (the “Rights”), and units comprised of two or more of the foregoing (the “Units,” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Rights, the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1)            Debt Securities. When the Registration Statement has become effective under the Act, the applicable indenture (the “Debt Indenture”) relating to the Debt Securities has been duly authorized, executed and delivered and the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Debt Indenture, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Debt Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the board of directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

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(2)            Depositary Shares. When the Registration Statement has become effective under the Act, the applicable deposit agreement relating to the relevant Depositary Shares (the “Deposit Agreement”), by and between the Company and the entity selected as depositary (the “Depositary”), has been duly authorized, executed, and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law, the Company has deposited with the Depositary shares of Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, and fully paid, and the Depositary Shares have been duly authorized, executed and authenticated in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the Depositary Shares will constitute valid and legally binding obligations of the Company and will entitle the persons in whose names such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3)            Warrants. When the Registration Statement has become effective under the Act, the terms of the applicable warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the applicable Warrant Agreement has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, and the Warrants have been duly executed and, as applicable, authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

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(4)            Units. When the Registration Statement has become effective under the Act, the terms of the applicable unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the applicable Unit Agreement has been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Units have been duly executed and, as applicable, authenticated, in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law, we note that you have received an opinion, dated the date hereof, of Venable LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus contained therein or any related prospectus supplement or other offering material relating to the offer and sale of the Securities.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed that all indentures and other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities, will be effected pursuant to authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that the authority granted in resolutions duly adopted by the Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit as may be established pursuant to such resolutions from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ SULLIVAN & CROMWELL LLP